Exhibit 99.1

FAR POINT ACQUISITION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON

                             , 2020

The undersigned, revoking any previous proxies relating to these shares with respect to the Business Combination Proposal and the Adjournment Proposal hereby acknowledges receipt of the proxy statement/ prospectus dated                 , 2020, in connection with the Special Meeting to be held on                 , 2020 at                  a.m. Eastern Time at the offices of                 , located at                 , for the sole purpose of considering and voting upon the following proposals, and hereby appoints Thomas W. Farley and David W. Bonanno, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Far Point Acquisition Corporation (“FPAC”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED PROXY CARD BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

to be held on                 , 2020:

The notice of the Special Meeting and the accompanying proxy statement/ prospectus are available at

Please mark vote as indicated in this example	X	THE BOARD OF DIRECTORS OF FPAC RECOMMENDS A VOTE “AGAINST” PROPOSALS NO. 1 AND NO. 2

Proposal No. 1—The Business Combination Proposal—To approve and adopt the Agreement and Plan of Merger, dated as of January 16, 2020 (the “Merger Agreement”), and the business combination contemplated by such agreement (the “Business Combination”), by and among FPAC, SL Globetrotter, L.P., a Cayman Islands exempted limited partnership, Global Blue Group Holding AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in Zürichstrasse 38, 8306 Brüttisellen, Switzerland, Global Blue US Holdco LLC, a Delaware limited liability company, Global Blue US Merger Sub Inc., a Delaware corporation, Global Blue Holding L.P., a Cayman Islands exempted limited partnership, the individuals named therein, Global Blue Group AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in Zürichstrasse 38, 8306 Brüttisellen, Switzerland, Thomas W. Farley, solely in his capacity as the FPAC Shareholders’ Representative, solely for purposes of Sections 2.20 and 8.01 thereof, Far Point LLC, a Delaware limited liability company, and Jacques Stern, solely in his capacity as the Management Representative.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Adjournment Proposal—To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated , 2020

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

A vote to abstain be treated as a vote against the Business Combination Proposal, but will have no effect on the Adjournment Proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE PAID ENVELOPE. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED PROXY BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.